Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM F-1

(Form Type)

ADDEX THERAPEUTICS ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Shares, nominal value CHF 1 per share (1)	Rule 457(c)	55,157,898	$0.72	(3)	$6,618,947.76	0.00011020	$729.41
Total Offering Amounts									$729.41
Total Fees Previously Paid									—
Total Fee Offsets									—
Net Fee Due									$729.41

(1)	These ordinary shares are represented by ADSs, each of which represents six ordinary shares of the registrant.

(2)	Consists of 55,157,898 ordinary shares issuable upon the exercise of certain ordinary warrants and prefunded warrants of Addex Therapeutics Ltd being registered for resale from time to time by a selling securityholder (Armistice Capital Master Fund Ltd.) under this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the ordinary shares on The Nasdaq Stock Market on April 27, 2023 (such date being within five business days of the date that this registration statement on Form F-1 was filed with the U.S. Securities and Exchange Commission).

Table 3: Combined Prospectuses

Security Type	Security Class Type	Amount of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Warrants to purchase ordinary shares, par value $1.00 per ADS(1)	9,230,772	F-1	333-262050	January 18, 2022
Equity	Warrants to purchase ordinary shares, par value $1.00 per ADS(2)	15,000,000	F-1	333-266995	August 29, 2022

(1)	Represents resale of up to 1,538,462 ADSs (representing 9,230,772 shares) of Ordinary Shares issuable upon exercise of certain ordinary warrants by the selling securityholder named in the combined prospectus included in this registration statement.

(2)	Represents resale of up to 2,500,000 ADSs (representing 15,000,000 shares) of Ordinary Shares issuable upon the exercise of certain ordinary warrants by the selling securityholder named in the combined prospectus included in this registration statement.